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                                                                     EXHIBIT 5.1

                                      LOGO
                           UNION PLANTERS CORPORATION


June 12, 1998


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018


         Re: 2,019,825 Shares of the Common Stock, $5.00 Par Value Per Share of Union Planters Corporation, a Tennessee Corporation ("UPC")


Gentlemen:


The undersigned has participated in the preparation of a registration statement on Form S-4 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 2,019,825 shares of UPC's common stock, $5.00 par value per share ("UPC Common Stock") which may be issued by UPC pursuant to an Agreement and Plan of Merger dated as of January 16, 1998, as amended by Amendment No. 1 thereto, by and between UPC, Union Planters Holding Corporation ("UPHC") and Merchants Bancshares, Inc. (the "Merger Agreement").

For purposes of rendering the opinion expressed herein, the undersigned has examined UPC's Charter and all amendments thereto; UPC's Bylaws and amendments thereto; the Merger Agreement and such of UPC's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of UPC officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

Further, the undersigned is familiar with and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

1. UPC is a duly organized and validly existing corporation in good standing under the laws of the State of Tennessee and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and

2. The shares of UPC Common Stock to be issued by UPC pursuant to the Merger Agreement have or will have been duly authorized and when issued by UPC in accordance with the Merger Agreement, such shares of UPC Common Stock will be fully paid and nonassessable.

The opinion expressed above is limited by the following assumptions, qualifications and exceptions.

         (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.

         (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to



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Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

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               update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.





         (c) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.


The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Legal Opinions" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

The undersigned is an officer of, and receives compensation from UPC and therefore is not independent from UPC.

                                Very truly yours,

                                UNION PLANTERS CORPORATION


                                By:  /s/ E. James House, Jr.
                                     -------------------------------
                                         E. James House, Jr.
                                         Manager, Legal Department